UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 9, 2023

First Financial Bankshares, Inc.

(Exact name of registrant as specified in its Charter)

Texas	0-07674	75-0944023
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michelle S. Hickox as Executive Vice President and Chief Financial Officer

On January 10, 2023, First Financial Bankshares, Inc. (the “Company”) announced the appointment of Michelle S. Hickox, age 55, as Executive Vice President and Chief Financial Officer effective on or about January 9, 2023.

Ms. Hickox previously served as Executive Vice President and Chief Financial Officer of Independent Financial Group, Inc. (“IBTX”), the bank holding company for Independent Bank, from 2012 to 2022. Prior to joining IBTX, Ms. Hickox was an audit partner with RSM US LLP.

There is no arrangement or understanding between Ms. Hickox and any other persons in connection with Ms. Hickox’s appointment as Executive Vice President and Chief Financial Officer, and Ms. Hickox has no family relationship with any director or executive officer of the Company. Ms. Hickox has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

As part of her executive compensation package, Ms. Hickox is entitled to receive an initial annual base salary of $620,000 and she will receive a signing bonus of $50,000. She is eligible to participate in the management bonus program, incentive stock plan, profit sharing plan, and the supplemental executive retirement plan. The Company will also reimburse Ms. Hickox for her moving expenses to Abilene.

Ms. Hickox will also enter into a Change of Control/Executive Recognition Agreement (“Executive Recognition Agreement”) with the Company. The Executive Recognition Agreement provides for the payment of severance, generally in the form of a lump sum cash payment equal to 200% of Ms. Hickox’s annual base salary immediately preceding the date of termination in the event that Ms. Hickox’s employment terminates, including for “good reason” and other than as a result of “disability,” “death,” “retirement” or for “cause,” as each are defined in the Executive Recognition Agreement, and her separation from service occurs within two years after a change of control of the Company. The foregoing is a summary and is subject in all respects to the terms and conditions of the Executive Recognition Agreement.

Departure of James R. Gordon as Executive Vice President and Chief Financial Officer

On January 10, 2023, the Company also announced that James R. Gordon resigned as the Company’s Executive Vice President and Chief Financial Officer effective January 9, 2023.

In connection with Mr. Gordon’s resignation and his execution of a separation agreement containing a general release of claims, (the “Separation Agreement”). Mr. Gordon, will be eligible to receive the following, subject to continued compliance with applicable restrictive covenants: (i) $244,900 in cash, comprised of $167,400 representing his bonus for 2022, $51,666 representing his agreement to provide consulting services to the Company, as requested, and $25,834 representing his accrued salary, (ii) acceleration of Mr. Gordon’s remaining 2,392 unvested restricted stock awards, (iv) the Company’s contribution to Mr. Gordon’s Supplemental Executive Retirement Plan for the year ended December 31, 2022 in the amount of $45,183, and (iv) a lump sum payment of $15,393 which is equal to the cost of continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 for Mr. Gordon and his dependents for six months.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 10, 2023, the Company issued a press release announcing the appointment of Ms. Hickox as Executive Vice President and Chief Financial Officer of the Company and the resignation of Mr. Gordon. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Confidential Separation and Release Agreement , dated January 9, 2023, by and between the Company and James R. Gordon.
99.1	Press Release issued by First Financial Bankshares, Inc., dated January 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: January 11, 2023	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
Chairman, President and Chief Executive Officer